Franklin Auto Trust 2000-1
Monthly Servicing Report


Collection Period:                                         March 2001
Distribution Date:                                         April 15, 2001
Number of Days in Distribution Period:                     30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,349       63,679,578.31       9.50%           63.66               59.73              3.93
      ii.    Non-Prime Loans          3,571       55,247,782.00      14.74%           65.27               61.65              3.62
      iii.   Sub-Prime Loans            341        4,075,522.40      20.06%           60.28               56.38              3.90
      iv.    Total Loans              8,261      123,002,882.71      12.20%           64.27               60.48              3.79

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  76,000,000.00   7.02%     08/15/2003   35242RAE4
      ii.    Class A-2 Notes  47,002,000.00   7.25%     10/15/2007   35242RAF1

   C.  Spread Account

      i.   Initial Cash Deposit                 1,845,043.24
      ii.  Spread Account Floor Amount          2,460,057.65
      iii. Specified Spread Account Amount      5.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  4,920,115.31


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                                Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              3,571      43,098,176.62        9.49%           64.50               48.80              15.71
      ii.    Non-Prime Loans          2,845      38,238,489.37       14.64%           65.85               50.97              14.88
      iii.   Sub-Prime Loans            258       2,753,508.53       19.73%           61.38               46.35              15.03
      iv.    Total Loans              6,674      84,090,174.52       12.17%           65.01               49.70              15.31

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes              37,088,174.52           0.00
      ii.    Class A-2 Notes              47,002,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                 2,460,057.65
      ii.    Payment Provider Commitment                 2,164,901.94

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                        0.00
      ii.    Surety Fee Shortfall                                0.00
      iii.   Unreimbursed Surety Draws                           0.00
      iv.    Unreimbursed Insurer Optional Deposit               0.00
      v.     Excess Servicing Fee Shortfall                      0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           68,492.10         0.00     37,128.64    34,197.86        77,743.79              80,439.72
      ii.    Non-Prime Loans      394,885.03    48,628.33    130,673.15   114,060.20       180,141.08             221,209.49
      iii.   Sub-Prime Loans        8,862.03    26,630.01          0.00         0.00        15,409.44              11,228.09
      iv.    Total Loans          472,239.16    75,258.34    167,801.79   148,258.06       273,294.31             312,877.30

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans               5           0              2          2                  5                       4
      ii.    Non-Prime Loans          30           4              7          8                 12                      15
      iii.   Sub-Prime Loans           1           2              0          0                  2                       1
      iv.    Total Loans              36           6              9         10                 19                      20

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.16%        0.00%          0.09%      0.08%               0.18%                   0.19%
      ii.    Non-Prime Loans        1.03%        0.13%          0.34%      0.30%               0.47%                   0.58%
      iii.   Sub-Prime Loans        0.32%        0.97%          0.00%      0.00%               0.56%                   0.41%
      iv.    Total Loans            0.56%        0.09%          0.20%      0.18%               0.33%                   0.37%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.14%        0.00%          0.06%      0.06%               0.14%                   0.11%
      ii.    Non-Prime Loans        1.05%        0.14%          0.25%      0.28%               0.42%                   0.53%
      iii.   Sub-Prime Loans        0.39%        0.78%          0.00%      0.00%               0.78%                   0.39%
      iv.    Total Loans            0.54%        0.09%          0.13%      0.15%               0.28%                   0.30%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                                 Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              3,513      41,720,586.52        9.49%           64.58               47.89              16.69
      ii.    Non-Prime Loans          2,769      36,606,711.85       14.64%           65.90               50.02              15.88
      iii.   Sub-Prime Loans            250       2,624,765.42       19.72%           61.52               45.47              16.05
      iv.    Total Loans              6,532      80,952,063.79       12.15%           65.08               48.77              16.31

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans          150,529.14   41,512.66          0.00     56,469.73      111,802.81                 21,274.06
      ii.    Non-Prime Loans      449,052.91  143,184.88     49,880.51     89,111.54      161,167.49                142,114.93
      iii.   Sub-Prime Loans      101,502.71        0.00          0.00          0.00            0.00                 15,409.44
      iv.    Total Loans          701,084.76  184,697.54     49,880.51    145,581.27      272,970.30                178,798.43

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              10          3              0             3              6                         2
      ii.    Non-Prime Loans          33         11              3             7             12                         9
      iii.   Sub-Prime Loans           8          0              0             0              0                         2
      iv.    Total Loans              51         14              3            10             18                        13

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.36%       0.10%          0.00%         0.14%           0.27%                    0.05%
      ii.    Non-Prime Loans        1.23%       0.39%          0.14%         0.24%           0.44%                    0.39%
      iii.   Sub-Prime Loans        3.87%       0.00%          0.00%         0.00%           0.00%                    0.59%
      iv.    Total Loans            0.87%       0.23%          0.06%         0.18%           0.34%                    0.22%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.28%       0.09%          0.00%         0.09%           0.17%                    0.06%
      ii.    Non-Prime Loans        1.19%       0.40%          0.11%         0.25%           0.43%                    0.33%
      iii.   Sub-Prime Loans        3.20%       0.00%          0.00%         0.00%           0.00%                    0.80%
      iv.    Total Loans            0.78%       0.21%          0.05%         0.15%           0.28%                    0.20%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                           884,046.74
             b.  Principal Collections                        2,946,467.02
      ii.    Rule of 78's Contracts
             a.  Interest Collections                             5,740.53
             b.  Principal Collections                           12,845.28
      iii.   Net Liquidation Proceeds                            77,181.95
      iv.    Post Disposition Recoveries                         23,214.93
      v.     Rebates of Capitalized Insurance Premiums                0.00
      vi.    Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Payaheads

      i.     Beginning Payahead Account Balance                   2,848.89
      ii.    Deposit to Payahead Account
             a.  Principal & Interest Collections                 1,458.03
      iii.   Withdrawal from Payahead Account
             a.  Principal & Interest Collections                   728.07
      iv.    Net Change in Payahead Account
             a.  Principal & Interest Collections                   729.96
      v.     Ending Payahead Account Balance                      3,578.85

   E.  Total Available

      i.     Total Interest Collections                         889,787.27
      ii.    Total Principal Collections                      3,036,494.25
      iii.   Collected Funds                                  3,926,281.52
      iv.    Reinvestment Income Collected in Spread Account          0.00

   F.  Month End Pool Balance

      i.     Beginning Pool Balance                          84,090,174.52
      ii.    Principal Collections                            3,036,494.25
      iii.   Realized and Cram-Down Losses                      101,616.48
      iv.    Month End Pool Balance                          80,952,063.79

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        35,915.15
             b.  Non-prime Receivables @ 1.50%                   47,798.11
             c.  Sub-prime Receivables @ 2.00%                    4,589.18
             d.  Total Servicing Fee                             88,302.44
             e.  Total Receivables @ 1.25%                       87,593.93

      ii.    Base Servicing Fee (less of id. and ie.)            87,593.93
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                               708.51
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                         708.51
      vii.   Supplemental Servicing Fee                          27,175.71
      viii.  Total Supplemental Servicing Fee                    27,175.71

   B.  Surety Fee

      i.     Surety Fee Rate                                         0.165%
      ii.    Base Surety Fee Due                                 11,562.40
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                11,562.40

   C.  Bond Interest
                                     Bond       Number                   Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes        7.02%         30        216,965.82     0.00             0.00            216,965.82
      ii.    Class A-2 Notes        7.25%         30        283,970.42     0.00             0.00            283,970.42
      iii.   Total                  7.15%         30        500,936.24     0.00             0.00            500,936.24

Section IV. Distribution Calculations

   D.  Bond Principal

      i.     Beginning Note Balance                          84,090,174.52
      ii.    Current Pool Balance                            80,952,063.79
      iii.   Principal Distributable Amount                   3,138,110.73

   E.  Total Required Distributions                           3,738,203.30
   F.  Total Available Funds                                  3,949,496.45
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       2,460,057.65
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                            2,164,901.94
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 3,949,496.45

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 3,949,496.45

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                    87,593.93         87,593.93          0.00            3,861,902.52
   C.  Surety Fee                                       11,562.40         11,562.40          0.00            3,850,340.12
   D.  Note Interest                                   500,936.24        500,936.24          0.00            3,349,403.88
   E.  Principal Distributable Amount                3,138,110.73      3,138,110.73          0.00              211,293.15
   F.  Interest on Unreimbursed Surety Draws                 0.00              0.00          0.00              211,293.15
   G.  Reimbursement of Previous Surety Draws                0.00              0.00          0.00              211,293.15
   H.  Reimbursement of Insurer Optional Deposits            0.00              0.00          0.00              211,293.15
   I.  Reserve Deposit                                       0.00              0.00          0.00              211,293.15
   J.  Payment of Additional Servicing Fee                 708.51            708.51          0.00              210,584.64
   K.  Deposit to Certificate Distribution Acct.       210,584.64        210,584.64          0.00                    0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes       37,088,174.52      3,138,110.73     33,950,063.79    216,965.82      216,965.82           0.00
   B.  Class A-2 Notes       47,002,000.00              0.00     47,002,000.00    283,970.42      283,970.42           0.00
   C.  Total                 84,090,174.52      3,138,110.73     80,952,063.79    500,936.24      500,936.24           0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  3.18%
      ii.    Previous Month                                 1.28%
      iii.   Second Previous Month                          2.83%
      iv.    Three-Month Average                            2.43%
      v.     Previous Three Month Average                   1.15%
      vi.    Second Previous Three Month Average            1.44%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            2,460,057.65
      ii.    Spread Account Specified Amount        4,452,363.51
      iii.   Spread Account Maximum Amount          8,095,206.38
      iv.    Spread Account Required Amount         2,460,057.65

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                               0.00            0.00      2,460,057.65     2,164,901.94
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                0.00            0.00      2,460,057.65     2,164,901.94
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                         0.00            0.00      2,460,057.65     2,164,901.94
      iv.    Deposit to Spread Account from Waterfall                        0.00            0.00      2,460,057.65     2,164,901.94
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                     0.00            0.00      2,460,057.65     2,164,901.94
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                    0.00            0.00      2,460,057.65     2,164,901.94
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                    0.00      172,596.09      2,460,057.65     1,992,305.85
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit     0.00            0.00      2,460,057.65     1,992,305.85
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured               0.00            0.00      2,460,057.65     1,992,305.85

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     9.00%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period  Current       Current Period
                              Cumulative       Current Period     Cumulative     Period          Prepayment
                              Charge Offs       Charge-Offs           Losses     Losses            Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans          470,071.26         21,274.06        242,014.04   -1,137.84         1.2221%
   ii.    Non-Prime Loans    1,957,477.31        142,114.93        962,045.39   75,881.69         1.9772%
   iii.   Sub-Prime Loans      171,048.02         15,409.44         84,123.91    3,657.70         2.1434%
   iv.    Total Loans        2,598,596.59        178,798.43      1,288,183.34   78,401.55         1.6238%





/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President